Exhibit 99.3

The following unaudited pro forma consolidated financial statements are based on the consolidated financial statements of Patterson Companies, and are adjusted to give effect to the events described in the Form 8-K to which this exhibit is attached as if those events occurred at an earlier date. The unaudited pro forma consolidated statement of income for the fiscal year ended April 25, 2015 is adjusted to reflect the events described herein as if they occurred on April 25, 2015, the last day of the most recently filed period. The unaudited pro forma consolidated balance sheet is adjusted to reflect the events described herein as if they occurred on April 25, 2015, the last day of the most recently filed period.

Patterson and Animal Health have different fiscal year ends. Accordingly, the unaudited pro forma consolidated balance sheet as of April 25, 2015 combines Patterson’s historical audited consolidated balance sheet as of April 25, 2015 and Animal Health’s unaudited consolidated balance sheet as of March 31, 2015 and is presented as if the acquisition of Animal Health had occurred on April 25, 2015. In order to present results for comparable periods the unaudited pro forma consolidated statement of income for the fiscal year ended April 25, 2015 combines the historical results of Patterson for the fiscal year ended April 25, 2015 and the historical results of Animal Health for the twelve-month period ended March 31, 2015. The twelve-month period ended March 31, 2015 for Animal Health is April 1, 2014 through March 31, 2015 which includes the fourth quarter of fiscal year 2014 and the first three quarters of fiscal year 2015 to complete the twelve-month period. The unaudited pro forma consolidated statement of income is presented as if the acquisition had occurred on April 27, 2014.

The unaudited pro forma consolidated financial statements are provided for illustrative purposes only and, therefore, are not necessarily indicative of the operating results or financial position that might have been achieved had the event described in the Form 8-K to which this exhibit is attached occurred as of an earlier date, nor are they necessarily indicative of future operating results or financial position. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto in Patterson’s Annual Report on Form 10-K for the fiscal year ended April 25, 2015.

PATTERSON COMPANIES, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	April 25, 2015
	Historical Financial Statement	Pro Forma Adjustment - Animal Health International		Pro Forma Adjustment - Medical (n)	Pro Forma Adjustment - Debt Reduction (q)	Pro Forma Financial Statement
ASSETS
Current assets:
Cash and cash equivalents	$347,260	$(19,330	) (a)	$715,000	$(670,000)	$372,930
Short-term investments	53,372	—		—	—	53,372
Receivables, net of allowance for doubtful accounts	644,139	157,272	(b)	(57,876)	—	743,535
Inventory	456,687	250,709	(c)	(48,265)	—	659,131
Prepaid expenses and other current assets	71,767	41,737	(d)	(12,206)	—	101,298

Total current assets	1,573,225	430,388		596,653	(670,000)	1,930,266
Property and equipment, net	226,805	43,797	(e)	(22,672)	—	247,930
Long-term receivables, net	71,686	—		—	—	71,686
Goodwill	837,099	495,948	(f)	(537,175)	—	795,872
Identifiable intangibles, net	199,829	434,300	(g)	(74,804)	—	559,325
Other	39,062	50,541	(h)	(1,143)	—	88,460

Total assets	$2,947,706	$1,454,974		$(39,141)	$(670,000)	$3,693,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$349,635	$160,352	(i)	$(26,341)	$—	$483,646
Accrued payroll expense	79,964	12,317	(j)	(7,500)	—	84,781
Other accrued liabilities	148,086	4,516	(k)	8,127 (o)	—	160,729

Total current liabilities	577,685	177,185		(25,714)	—	729,156
Long-term debt	725,000	1,100,000	(l)	—	(670,000)	1,155,000
Deferred income taxes	88,264	177,789	(m)	(46,851)	—	219,202
Other	42,634	—		(2,563)	—	40,071

Total liabilities	1,433,583	1,454,974		(75,128)	(670,000)	2,143,429
Stockholders’ equity:
Common stock	1,033	—		—	—	1,033
Additional paid-in capital	21,026	—		—	—	21,026
Accumulated other comprehensive income (loss)	(60,346)	—		13,795	—	(46,551)
Retained earnings	1,630,148	—		22,192 (p)	—	1,652,340
Unearned ESOP shares	(77,738)	—		—	—	(77,738)

Total stockholders’ equity	1,514,123	—		35,987	—	1,550,110

Total liabilities and stockholders’ equity	$2,947,706	$1,454,974		$(39,141)	$(670,000)	$3,693,539

PATTERSON COMPANIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Fiscal Year Ended April 25, 2015
	Historical Financial Statement	Pro Forma Adjustment - Animal Health International		Pro Forma Adjustment - Medical (n)		Pro Forma Adjustment - Debt Reduction		Pro Forma Financial Statement
Net sales	$4,375,020	$1,541,191		$(464,155)		$—		$5,452,056
Cost of sales	3,136,814	1,292,946		(286,498)		—		4,143,262

Gross profit	1,238,206	248,245		(177,657)		—		1,308,794
Operating expenses	864,779	221,428	(r)	(108,816)		—		977,391

Operating income	373,427	26,817		(68,841	) (u)	—		331,403
Other income and expense:
Other income, net	2,937	632		488		—		4,057
Interest expense	(33,693)	(32,981	) (s)	—		15,678	(v)	(50,996)

Income before taxes	342,671	(5,532)		(68,353)		15,678		284,464
Income taxes	119,410	(2,193	) (t)	(25,175	) (t)	5,926	(t)	97,968

Net income	$223,261	$(3,339)		$(43,178)		$9,752		$186,496

Earnings per share:
Basic	$2.26	$(0.03)		$(0.44)		$0.10		$1.88

Diluted	$2.24	$(0.03)		$(0.43)		$0.10		$1.87

Weighted average shares:
Basic	98,989	98,989		98,989		98,989		98,989

Diluted	99,694	99,694		99,694		99,694		99,694

(a)	Represents the net amount relating to an increase of cash resulting from a $1.0 billion unsecured term loan and a $100 million draw on a revolving line of credit, a decrease of cash resulting from the $1.1 billion Animal Health purchase consideration and a decrease of cash related to debt issuance costs.
(b)	Represents the following:

•	Historical Animal Health receivables, net balance of $161.4 million

•	Less $4.1 million adjustment to receivables to conform the sales return policy to Patterson’s policy

(c)	Reflects the historical inventory balance of $247.2 million plus $3.5 million adjustment to inventory to conform the sales return policy to Patterson’s policy.
(d)	Represents the following:

•	Historical Animal Health prepaid expenses and other current assets balance of $25.6 million

•	Plus $3.5 million to receivable balance for estimated sale proceeds of an investment in which Animal Health has entered into a sale agreement with a purchaser

•	Plus $12.6 million to income taxes receivable to reflect the recalculated balance of $13.9 million

(e)	Reflects historical property, plant, and equipment, net of $32.4 million increased by $11.4 million to reflect the adjustment for estimated fair value.
(f)	Reflects historical goodwill adjusted to zero, plus the recognition of $495.9 million to reflect the impact of the purchase price allocation.
(g)	Reflects historical intangible asset, net of $196.2 million increased by $238.1 million to reflect the adjustment for estimated fair value. These intangible assets include trade names, developed technologies, customer relationships, and non-competition agreements.
(h)	Represents the following:

•	Historical Animal Health other assets balance of $21.4 million

•	Plus debt issuance cost of $11.6 million

•	Plus $18.4 million in investments to reflect the adjustment for estimated fair value of $37.6 million

•	Plus $0.9 million in deferred tax asset to reflect the recalculated balance of $2.6 million

•	Less $1.8 million for historical unamortized deferred financing costs related to debt not assumed by Patterson

(i)	Reflects certain historical balances of Animal Health, which approximate fair value as of April 25, 2015.
(j)	Represents the following:

•	Historical Animal Health accrued payroll expenses balance of $10.6 million

•	Plus $1.7 million for a liability accrual to conform vacation accrual policies to Patterson

(k)	Represents the following:

•	Historical Animal Health other accrued liabilities balance of $71.8 million

•	Plus $0.6 million to recognize unfavorable leasehold interests at estimated fair value

•	Less $16.6 million related to excess outstanding checks

•	Less $0.4 million related for historical interest payable related to debt not assumed by Patterson

•	Less $50.9 million for historical deferred tax liability; the recalculated balance is recognized in deferred income taxes

(l)	Reflects historical long-term debt adjusted to zero and an increase in long-term debt of $1.1 billion resulting from acquiring Animal Health.
(m)	Represents the recalculated deferred tax liability.
(n)	Reflects the elimination of Patterson Medical’s historical assets, liabilities and accumulated comprehensive income amounts, and the receipt of $715 million of cash proceeds upon sale of Patterson Medical on August 28, 2015. Refer to the Current Report on Form 8-K filed August 31, 2015 for additional information regarding the sale of Patterson Medical.
(o)	Reflects historical other accrued liabilities less estimated income taxes payable resulting from the gain on sale of Patterson Medical.
(p)	Reflects the estimated gain on sale of Patterson Medical, less estimated income taxes payable. The actual gain to be recognized will be adjusted by the actual closing adjustments and actual transaction fees incurred.
(q)	Reflects the use of $670 million of net proceeds from the sale of Patterson Medical for long-term debt reduction.
(r)	Represents the following:

•	Historical Animal Health operating expenses balance of $199.8 million

•	Plus $23.5 million related to incremental property, plant, and equipment depreciation and intangible assets and liabilities amortization at estimated fair value

•	Less $0.4 million for fees incurred under historical ownership structure and are non-recurring

•	Less $1.5 million for transaction costs related to the Animal Health acquisition

(s)	Reflects historical interest expense adjusted to zero and addition of interest expense related to the $1.1 billion debt financing used for acquisition.
(t)	Reflects the tax effect of pro forma adjustments made to income and expense items.
(u)	Reflects the elimination of Patterson Medical’s historical segment operating results, adjusted to exclude $2.7 million of distribution costs, $1.3 million of shared branch expenses, and $0.8 million of compensation expenses consistent with the accounting requirements of presenting discontinued operations. Also, consistent with discontinued operations accounting requirements, $3.2 million of divestiture-related transaction costs incurred by Patterson Medical during the period that were not included in Patterson Medical’s historical segment results have been included in the Pro Forma Adjustment-Medical results.
(v)	Reflects reduced interest expense related to the $670 million debt reduction per note (q).